Sources, uses & pro forma capitalization
(d)
Exhibit 99.3
($ in millions)
Sources Uses
New revolver ($135mm size) $0 Purchase of equity $1,023
New term loan B 716 Settlement of convertible notes 243
New senior unsecured notes 337 Refinance existing credit facility 124
Equity contribution 385 Estimated fees, expenses & OID 90
Cash from balance sheet 42
Total sources $1,480 Total uses $1,480
Pro forma capitalization
xLTM 3/31/13
As of Adjustments 3/31/13 PF Transaction % of
3/31/13 + - Pro forma Adjusted EBITDA Capitalization
Cash $92 (42) $50
Existing revolver $124 (124) -
New revolver ($135mm size) - -
New term loan B - 716 716 4.2x 49.8%
Total secured debt $124 $716 4.2x 49.8%
Net secured debt
(c)
32 689 4.0x
New senior unsecured notes - 337 $337 2.0x 23.4%
Convertible notes $125 (125) - -
Total debt $249 $1,053 6.2x 73.2%
Net debt
(c)
157 1,026 6.0x
Equity contribution 385 $385 2.3x 26.8%
Total capitalization $1,438 8.4x 100.0%
Pro Forma Transaction Adjusted EBITDA $170
PF Interest expense 58
LTM capital expenditures 9
Pro Forma Transaction Adjusted EBITDA / interest expense 2.9x
(Pro Forma Transaction Adjusted EBITDA - capex) / interest expense 2.8x
(a)
(a)
(a)
(a)
(b)
(a) Excludes potential OID or upfront payments with respect to the new revolver and new term loan
(b)  Settlement of our convertible notes assumes that all notes are converted. The settlement also includes the net settlement of the related convertible senior note hedges and warrants.
Amounts will not be paid at close, but will be funded through borrowings and cash on balance sheet after closing.
(c) Net secured debt and net debt for the 3/31/13 pro forma amounts were increased by $22.6 million of cash consideration used in acquisitions and management contract buyouts that occurred on April 1, 2013
(d) Excludes amortization of debt origination costs as well as the write-off of unamortized debt cost relating to the Company’s existing credit facility and convertible notes.

Revenue

Adj. EBITDA

NFP Benefits Insurance Wealth Management

Highly predictable and recurring revenue stream
Recurring Adj. EBITDA has increased to 82% since 2007, driven by a focus on growth in Corporate Benefits
Note:
2007
ICG legacy focus
2012
Investment in, and growth of, CCG
Recurring
45%
Non-
recurring
55%
Recurring
65%
Non-
recurring
35%
Recurring
82%
Non-
recurring
18%
Recurring
50%
Non-
recurring
50%
Recurring revenue and recurring Adjusted EBITDA includes revenue and Adjusted EBITDA, respectively, from corporate and executive benefits, property & casualty, wealth
Designation of Adjusted EBITDA to recurring Adjusted EBITDA is based on the definition of publicly reported Adjusted EBITDA management  and asset-based fees and trails

($ in millions)
$135
$135
$152
91.6%
93.9%
94.8%
2010
2011
2012
Transaction Adjusted EBITDA less capex
(Transaction Adjusted EBITDA less capex)/Transaction Adj. EBITDA

NFP Benefits Insurance Wealth Management

Significant cash flow generation
Historical Transaction Adjusted EBITDA less Capex Illustrative Pro Forma Free Cash Flow
(a)
Profile
High free cash flow conversion supported by low
maintenance capex requirement
Low working capital requirements
(a) Pro Forma Free Cash Flow defined as Pro Forma Transaction Adjusted EBITDA less maintenance capex, pro forma cash interest expense, actual change in working capital and cash taxes. The Pro
Forma Transaction adjustments and Pro Forma interest expense have been impacted at a statutory tax rate of 38%
(b) Pro Forma Free Cash Flow Conversion defined as Pro Forma Free Cash Flow divided by Pro Forma Transaction Adjusted EBITDA
3-year historical capex average of $9.8 million -
~1% of sales
($ in millions)
PF LTM 3/31/13
LTM Pro Forma Transaction Adjusted EBITDA $170
less capex - infrastructure (9)
less PF cash interest expense (58)
less cash taxes (18)
less change in working capital (13)
PF Free Cash Flow
(a)
$72
PF Free Cash Flow Conversion
(b)
43%